                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for use of the Commission
                                                     only
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               PAXAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               PAXAR CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:     $

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                               PAXAR CORPORATION


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1996

To the Shareholders of PAXAR Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of PAXAR Corporation, a New York corporation, will be held on April 24, 1996, at the Intercontinental Hotel, 111 East 48th Street, New York, New York 10017, at 9:30 a.m., for the following purposes:

          1. To elect five Directors of the Company to serve for the ensuing two years and until their successors are duly elected and qualified;

          2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized Common Stock to 100,000,000 shares of Common Stock, $.10 par value;

          3. To ratify the appointment of Arthur Andersen LLP, as the Company's independent public accountants for the year ending December 31, 1996; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


     Only Shareholders of record at the close of business on March 22, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                          By Order of the Board of Directors,

                                          JACK PLAXE,
                                          Secretary

White Plains, New York
March 28, 1996

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                               PAXAR CORPORATION

                            105 CORPORATE PARK DRIVE
                          WHITE PLAINS, NEW YORK 10604

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

     The Board of Directors of PAXAR Corporation (the "Company") presents this Proxy Statement to all Shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on April 24, 1996. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, for the amendment to the Company's Certificate of Incorporation and for the ratification of Arthur Andersen LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed on or about March 28, 1996.


     The total number of shares of Common Stock of the Company outstanding as of March 22, 1996 was 22,225,322. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share has one vote. Only Shareholders of record as of the close of business on March 22, 1996 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.


     The affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of Directors and for the ratification of Arthur Andersen LLP, as the Company's independent public accountants. The affirmative vote by the holders of a majority of the shares of Common Stock outstanding is required for the adoption of the amendment to the Company's Certificate of Incorporation. Shares represented by proxies which are marked "abstain" with respect to the ratification of the independent public accountants and proxies which are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of Shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 105 Corporate Park Drive, White Plains, New York, for a period of ten (10) days prior to the Annual Meeting for examination by any Shareholder.

                   ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

I. ELECTION OF DIRECTORS

     The Directors to be elected at the Annual Meeting will serve for a term of two years and until their successors are duly elected and qualify. Proxies not marked to the contrary will be voted "FOR" the election of the following five persons, all of whom are incumbent Directors who were previously elected by the Shareholders. The terms of office of the following incumbent Directors expire in 1998:


                                                               YEAR      SHARES OF COMMON STOCK
                                                              FIRST      OWNED BENEFICIALLY AT
                                                             BECAME A      MARCH 22, 1996 AND
      NAME AND AGE              PRINCIPAL OCCUPATION         DIRECTOR    PERCENTAGE OF CLASS(1)
------------------------- ---------------------------------  --------    ----------------------
Arthur Hershaft (58)..... Chairman of the Board of             1961             3,457,708(2)(15.2%)
                            Directors since 1986, and Chief
                            Executive Officer of the
                            Company for more than the past
                            five years. Member of the Board
                            of Directors of Monarch Marking
                            Systems, Inc.
Sidney Merians (69)...... President of Capital Investment      1986               133,864(3)(4)(5)
                            Associates since 1986; Chairman
                            of the Board of Directors,
                            Chief Executive Officer and
                            President of Talon, Inc. for
                            more than five years prior to
                            1986; and a Director of Hygrade
                            Furniture Transport, Inc.
Thomas R. Loemker (65)... Vice Chairman of the Board of Di-    1987               228,930(6)(1.0%)
                            rectors from September 1992
                            until September 1994; Chairman
                            of the Board of Directors of
                            Monarch Marking Systems, Inc.
                            since June 1995; President and
                            Chief Operating Officer of the
                            Company from 1987 until March
                            31, 1991; and President of
                            Pitney Bowes Business Systems
                            from 1985 to 1987.
Robert T. Puopolo (37)... Managing Director, Investment        1992                26,302(4)(5)(7)
                            Banking Department, Oppen-
                            heimer & Co., Inc. since Octo-
                            ber 1993. Associate Director,
                            Bear, Stearns & Co. Inc. from
                            1987 until September 1993.
                            Member of the Board of
                            Directors of Research
                            Environmental Industries, Inc.
Walter W. Williams                                             1993                15,625(4)(5)
  (61)................... Self-employed; previously
                            employed by Rubbermaid Inc. in
                            various capacities from 1987
                            until 1991, including President
                            and Chief Executive Officer.
                            Employed by General Electric
                            Company from 1956-1987 in
                            various capacities. Member of
                            the Board of Directors of the
                            Stanley Works.

     The terms of the following five Directors do not expire until 1997 and, accordingly, no vote is being taken on their re-election at this Annual Meeting. All of the following Directors are incumbents who were previously elected by the Shareholders, except for Leo Benatar who was appointed to fill a vacancy on the Board.



                                                               YEAR      SHARES OF COMMON STOCK
                                                              FIRST        OWNED BENEFICIALLY
                                                             BECAME A    AT MARCH 22, 1996 AND
      NAME AND AGE              PRINCIPAL OCCUPATION         DIRECTOR    PERCENTAGE OF CLASS(1)
------------------------- ---------------------------------  --------    ----------------------
Victor Hershaft (53)..... President and Chief Operating Of-    1989               851,168(8)(3.7%)
                            ficer since September 1994;
                            President since September 1992;
                            Executive Vice President from
                            February 1989 until September
                            1992. Member of the Board of
                            Directors of Monarch Marking
                            Systems, Inc.
Jack Becker (60)......... Practicing attorney in New York      1968               109,447(4)(5)(9)
                            State since 1960 and a
                            principal of Snow Becker Krauss
                            P.C., general counsel to the
                            Company. Such firm has been
                            retained by the Company for
                            more than the past three years
                            and will be retained by the
                            Company for the current fiscal
                            year.
Robert Laidlaw (68)...... Chairman Emeritus of Coats &         1987                27,159(4)(5)
                            Clark since March 1990; Chairman
                            of the Board of Coats & Clark
                            from 1966 until March 1990;
                            President of Coats & Clark from
                            1964 to 1986; and a Director of
                            Milliken & Company.
David E. McKinney (61)... Self-employed; previously            1992                21,483(4)(5)
                            employed by International
                            Business Machines Corporation
                            (IBM) in various capacities
                            from 1956 until 1992, including
                            Senior Vice President, Member,
                            Corporate Management Board
                            (1991-2). Member of the Board
                            of Directors of General
                            ReInsurance; Organization Re-
                            source Counselors;
                            International Executive
                            Services Corps.; and New York
                            Philharmonic.
Leo Benatar (66)......... Chairman of the Board of Engraph,    1996                 6,550(5)(10)
                            Inc. since July 1995; Chairman
                            and Chief Executive Officer of
                            Engraph, Inc. from 1981 to
                            1995; Member of the Board of
                            Directors of Mohawk Industries,
                            Inc.; Riverwood International
                            Corporation; Sonoco Products
                            Company; Interstate Bakeries
                            Corporation; and Aaron Rents,
                            Inc.

     The business background of any Executive Officer of the Company, to the extent not otherwise set forth herein, is described below.


Jack R. Plaxe (54)....... Vice President and Chief
                            Financial Officer of the Company
                            since August 1993. Prior
                            thereto, employed in various
                            capacities with AmBase
                            Corporation, including Chief
                            Financial Officer and Executive
                            Vice President. Member of the
                            Board of Directors of Monarch
                            Marking Systems, Inc.
All Officers and Directors as a Group (consisting of 11 persons).....           4,909,174(21.6%)(11)


---------------
 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

 (2) Includes 69,124 shares issuable upon the exercise of outstanding stock options. In addition, includes 60,400 shares of Common Stock owned of record by Mr. Hershaft's wife and with respect to such shares, Mr. Hershaft disclaims beneficial ownership. Also includes 474,153 shares held by Arthur Hershaft in trust for the benefit of his children, as to which shares, Mr. Hershaft disclaims beneficial ownership. In addition, includes 109,765 shares of Common Stock owned of record by the Arthur and Carol Hershaft Foundation, as to which shares Mr. Hershaft disclaims beneficial ownership. Does not include 50,606 shares which may be acquired upon exercise of options which are not currently exercisable.

 (3) Includes 4,321 shares owned of record by Mr. Merians' wife, and as to which shares Mr. Merians disclaims beneficial ownership.

 (4) Includes 11,719 options to acquire a like number of shares of Common Stock at an exercise price of $8.80 per share and 3,906 options to acquire a like number of shares of Common Stock at an exercise price of $12.00 per share.

 (5) Represents less than 1% of the outstanding Common Stock of the Company.

 (6) Includes 3,906 options to acquire a like number of shares of Common Stock at an exercise price of $12.00 per share.

 (7) Includes 1,525 shares owned of record by Mr. Puopolo's wife, as to which shares Mr. Puopolo disclaims beneficial ownership.

 (8) Includes 38,758 shares issuable upon the exercise of outstanding stock options granted to Mr. Hershaft. In addition, includes 129,013 shares owned of record by Mr. Hershaft's wife, as to which Mr. Hershaft disclaims beneficial ownership; and 95,135 shares held by Victor Hershaft as custodian for his children, as to which shares Mr. Hershaft disclaims beneficial ownership. Does not include options to purchase 24,219 shares which are not currently exercisable.

 (9) Includes 64,047 shares owned of record by Mr. Becker's wife, as to which shares Mr. Becker disclaims beneficial ownership.

(10) Includes 5,000 options to acquire a like number of shares of Common Stock at an exercise price of $11.88 per share.

(11) Includes shares issuable upon exercise of outstanding stock options, as described in the above footnotes. In addition, includes shares of Common Stock and options beneficially owned by Jack Plaxe, the Company's Chief Financial Officer and Secretary.

II. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK


     The Company is presently authorized to issue 30,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. As of March 22, 1996, of the 30,000,000 shares of Common Stock authorized, 22,225,322 shares were issued and outstanding, and approximately 990,087 shares of Common Stock were reserved for issuance under the Company's Employee Stock Option Plan. Accordingly, approximately 6,784,591 shares of Common Stock are currently available for issuance by the Company. There are no shares of Preferred Stock currently outstanding.


     The Board of Directors of the Company has adopted a resolution to amend, subject to shareholder approval, the Company's Certificate of Incorporation to authorize an additional 70,000,000 shares of Common Stock, par value $.10 per share. A copy of the proposed Certificate of Amendment to the Certificate of Incorporation, in substantially the form to be filed with the Secretary of State of the State of New York, is attached hereto as Exhibit A, and incorporated herein by reference. All Shareholders are urged to carefully review the attached Exhibit.


     The 70,000,000 additional shares of Common Stock to be authorized would be available to the Company for stock dividends or splits should the Board of Directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the public ownership of, and to enhance the market for, the shares of Common Stock of the Company. Additional shares of Common Stock would also provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions and possible business acquisitions. The additional shares would be available for issuance for these and other purposes, subject to the laws of the State of New York and the rules of the New York Stock Exchange, at the discretion of the Board of Directors of the Company without, in most cases, the delays and expenses attendant to obtaining further shareholder approval. To the extent required by New York law or the rules of the New York Stock Exchange, shareholder approval will be solicited in the event shares of stock are to be issued in connection with a merger. The Company has no current plans to issue any of the additional shares of Common Stock to be authorized under the proposed amendment to the Company's Certificate of Incorporation.


     Although the Board of Directors of the Company does not deem the proposed amendment to the Company's Certificate of Incorporation to be an anti-takeover proposal, the ability to issue additional shares of Common Stock could also be used to discourage hostile takeover attempts of the Company. The additional shares could be privately placed, thereby diluting the stock ownership of persons seeking to obtain control of the Company. The Company's Certificate of Incorporation currently provides for the affirmative vote of not less than 80% of the outstanding voting stock, as defined therein, to approve or authorize certain business combinations. Moreover, the Company's Officers and Directors currently beneficially own approximately 21% of the Company's Common Stock. Accordingly, even if the proposed increase in the number of authorized shares of Common Stock is deemed to be an anti-takeover proposal, the Company's Officers and Directors may have the ability to direct the disposition of any matter to be acted upon irrespective of the number of authorized shares of Common Stock available for issuance.

     Management recommends voting "FOR" the amendment to the Company's Certificate of Incorporation. An affirmative vote of at least a majority of the outstanding shares of Common Stock is necessary for such approval.


III. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS


     Arthur Andersen LLP has been the independent public accountants of the Company since November 1979. They have no financial interest, either direct or indirect, in the Company. Selection of independent public accountants is made by the Audit Committee of the Company's Board of Directors and is approved by the entire Board of Directors, subject to Shareholder ratification. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from Shareholders.

     Management recommends voting "FOR" the ratification of the appointment of the independent public accountants.

                     MEETINGS OF THE BOARD OF DIRECTORS AND
                        INFORMATION REGARDING COMMITTEES

     The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and an Information Systems Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee is composed of Sidney Merians (Chairman), Thomas Loemker, and Robert Puopolo. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of Management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The Audit Committee held four meetings in 1995.

     The Compensation Committee is composed of David McKinney (Chairman), Robert Laidlaw and Walter Williams. Among the duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's 1990 Employee Stock Option Plan and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee held two meetings in 1995.

     The Information Systems Committee is composed of Walter Williams (Chairman), David McKinney and Thomas Loemker. The Committee was formed in January 1995 to monitor the development and implementation of advanced, integrated electronic data systems throughout the Company and to ensure that such systems support the Company's strategic objectives. The Information Systems Committee held three meetings in 1995.


     The Board of Directors held five meetings in 1995. All Directors attended at least 75% of the total number of Board meetings and of the meetings of Committees on which each Director served. The Company has also adopted a policy that no member of the Board of Directors who attains the age of seventy years shall stand for re-election to the Board of Directors.


                             PRINCIPAL SHAREHOLDERS


     The following table sets forth as of March 22, 1996 information with respect to those persons known to the Company to be beneficial owners of more than 5% of the Company's Common Stock.



                                                                 SHARES           PERCENTAGE
                        NAME AND ADDRESS                   BENEFICIALLY OWNED      OF CLASS
        -------------------------------------------------  ------------------     ----------
        Arthur Hershaft                                         3,457,708(1)         15.2%
        105 Corporate Park Drive
        White Plains, NY 10604
        The Prudential Insurance Company of America             1,825,278(2)          8.2%
        Prudential Plaza
        Newark, NJ 07102
        Thomas W. Smith                                         1,784,450(3)          8.0%
        Thomas N. Tryforos
        323 Railroad Avenue
        Greenwich, CT 06830



---------------


(1) See Footnote 2 to the Table of Directors set forth in Election of Directors above for a description of Mr. Hershaft's stock ownership.


(2) Represents shares of Common Stock held for the benefit of The Prudential Insurance Company of America's clients.

(3) Represents shares of Common Stock beneficially owned by Messrs. Smith and Tryforos as investment managers for certain managed accounts consisting of three private investment limited partnerships, of which each of Messrs Smith and Tryforos is a general partner, an employee profit sharing plan of a corporation of which Mr. Smith is the sole stockholder, for which the both Messrs. Smith and Tryforos are trustees, and a trust for the benefit of a family member of Mr. Smith, for which Mr. Smith is a trustee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the aggregate compensation paid by the Company to the Chief Executive Officer and the three other Executive Officers of the Company during the last three fiscal years:


                                                                                             LONG-TERM COMPENSATION
                                                                                -------------------------------------------------
                                                                                                          PAYOUTS
                                                                                                         ---------
                                              ANNUAL COMPENSATION                                                       AWARDS
                                   ------------------------------------------                               (H)      ------------
                                                                     (E)           (F)                   LONG-TERM
                                                                    OTHER       RESTRICTED      (G)      INCENTIVE       (I)
               (A)                                                  ANNUAL        STOCK      OPTIONS/      PLAN          ALL
             NAME AND              (B)       (C)        (D)      COMPENSATION    AWARD(S)      SARS       PAYOUTS       OTHER
        PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)       ($)           ($)        (#)(1)        ($)      COMPENSATION
---------------------------------- ----   ---------   --------   ------------   ----------   ---------   ---------   ------------
Arthur Hershaft................... 1995   $ 343,863   $515,795     --             --           31,250      --          --
Chief Executive Officer and        1994   $ 332,235   $383,731     --             --                0      --          --
Chairman of the Board of Directors 1993   $ 321,000   $401,250     --             --           39,063      --          --
Victor Hershaft................... 1995   $ 298,872   $358,646     --             --           15,625      --          --
President and Director             1994   $ 288,765   $266,819     --             --                0      --          --
                                   1993   $ 279,000   $279,000     --             --           15,625      --          --
Thomas Loemker.................... 1995      --          --        --             --            --         --          --
Vice Chairman of the Board         1994   $ 134,615   $100,000     --             --            --         --          --
                                   1993   $ 200,000   $      0     --             --            --         --          --
Jack Plaxe........................ 1995   $ 170,775   $170,775     --             --           15,000      --          --
Chief Financial Officer and        1994   $ 165,000   $127,050     --             --                0      --          --
  Secretary                        1993   $ 66,635(2) $      0     --             --           19,531      --          --


---------------
(1) Represents incentive stock options granted under either the Company's 1990 Employee Stock Option Plan or 1982 Incentive Stock Option Plan, as adjusted for stock splits effectuated in the form of stock dividends and stock dividends declared and issued subsequent to the grant of such options.

(2) Includes compensation paid from August 8, 1993 at the rate of $165,000 per annum.


              INDIVIDUALIZED OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                          POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                         ----------------------------------------------------------       ANNUAL RATES OF STOCK
                                                (C)                                      PRICE APPRECIATION FOR
                                            % OF TOTAL         (D)                             OPTION TERM
                              (B)          OPTIONS/SAR'S     EXERCISE                   -------------------------
                         OPTIONS/SAR'S      GRANTED TO       OR SALE        (E)
          (A)             GRANTED(#)       EMPLOYEES IN       PRICE      EXPIRATION        (F)            (G)
         NAME                 (1)           FISCAL YEAR      ($/SH)         DATE            5%            10%
-----------------------  -------------     -------------     -------     ----------     ----------     ----------
Arthur Hershaft........      31,250             11.4%         $8.80        1/25/00       $  44,063      $ 127,500
Victor Hershaft........      15,625              5.7%         $8.00        1/25/05       $  78,594      $ 199,219
Jack Plaxe.............      15,000              5.4%         $8.00        1/25/05       $  75,450      $ 191,251

---------------
(1) Stock options granted under the Company's 1990 Employee Stock Option Plan (the "Plan") are intended to qualify as incentive stock options ("ISOs")under Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of the Plan, ISOs may be granted to officers and other key employees of the Company for a maximum term of 10 years. The price per share of an ISO may not be less than the fair market value of the Company's shares on the date the ISO is granted. However, ISOs granted to persons owning more than 10% of the Company's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Company's shares on the date the ISO is granted. The maximum number of ISOs is limited to such number so that the aggregate fair market value, determined as of the date the ISOs are granted, of the shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year shall not exceed $100,000. Any options granted in excess of the $100,000 limitation would not qualify as ISOs under the Internal Revenue Code.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION SAR VALUES


                                                                       (D)
                                                                    NUMBER OF                 (E)
                                                                   UNEXERCISED       VALUE OF UNEXERCISED
                                      (B)                         OPTIONS/SARS           IN-THE-MONEY
                                    SHARES            (C)         AT FY-END (#)     OPTIONS/SARS AT FY-END
              (A)                 ACQUIRED ON        VALUE        EXERCISABLE/         ($) EXERCISABLE/
              NAME                EXERCISE(#)      REALIZED       UNEXERCISABLE        UNEXERCISABLE(1)
--------------------------------  -----------     -----------     -------------     -----------------------
Arthur Hershaft.................     15,260        $  189,866     54,450/40,278        $256,178/$169,705
Victor Hershaft.................     95,659        $  686,587     34,852/15,625        $ 207,163/$82,031
Jack Plaxe......................          0                 0     19,531/15,000        $ 105,036/$78,750


---------------

(1) As adjusted for stock splits effectuated in the form of stock dividends, and stock dividends declared and issued subsequent to the date of grant of such options.


     The Company pays each of its Directors, who are not employees of the Company, in their capacity as Directors, $12,000 per annum and the Company grants each such Director options to purchase 5,000 shares upon becoming a Director and options to purchase an additional 3,906 shares per year, adjusted for future stock splits. In addition, each such Director is entitled to receive $1,000 for attendance at meetings of the Board of Directors and $600 for attendance at Committee meetings. Committee chairmen receive $1,000 per annum in such capacity.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT

     See "Certain Transactions" for a description of employment contracts between the Company and Arthur Hershaft and Victor Hershaft, and certain compensation that may be payable to Arthur Hershaft and Victor Hershaft upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company has served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION POLICY

     The policy and objectives of the Compensation Committee of the Board of Directors with respect to executive compensation are to improve shareholder valuation by enhancing corporate performance through attracting and retaining key executive personnel. The philosophy of the Committee is to base executive compensation on short and long term performance criteria, thereby providing the motivation and incentive for outstanding performance by executive officers.


     The following statements summarize the policies that guide the Committee's executive compensation decisions. The Company's executive compensation program is designed to:



     - Create an inducement and motivation for executive officers to sustain Company growth and increase market share.


     - Align the financial interests of the executive officers with those of the Company's shareholders.

     - Reward above-average returns to shareholders.

     - Induce corporate loyalty in both the short and long term.


     The Company's executive compensation program has three major components: base salaries, annual incentive, and long-term incentives.

BASE SALARIES

     The Company's executive officers receive base salaries as compensation for their job performance, abilities, knowledge, and experience. With respect to Arthur Hershaft, the Chief Executive Officer and Chairman of the Board of Directors of the Company, the base salary is determined pursuant to the terms of his employment contract with the Company. Apart from any contractual commitments, the base salaries paid to the executive officers are intended to be maintained at competitive levels. This reflects the Committee's desire to place more emphasis on the incentive portion of executive compensation, and thereby correlating compensation to performance. The Committee reviews base salaries annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

     In accordance with the terms of Arthur Hershaft's employment contract, as amended, Arthur Hershaft is entitled to a cumulative annual cost of living increase every year equal to percentage increase in the Consumer Price Index. Notwithstanding the foregoing, and subject to agreement by Arthur Hershaft, the Committee has in certain instances recommended that the rate of increase provided pursuant to the terms of the employment agreement be reduced in a given year. Accordingly, the increase in compensation afforded Arthur Hershaft for the 1995 calendar year was less than what was required under his employment agreement with the Company.

ANNUAL INCENTIVE COMPENSATION

     The Committee has adopted an annual incentive compensation program based upon corporate performance criteria to augment the base salaries received by executive officers. Under the incentive compensation program, performance is measured as a function of the Company's improvement in earnings per share from year to year. Each year, the Committee establishes "target" bonus awards for executive officers. For 1996, the target incentive bonus award will be paid if the growth in earnings per share is 20%. No bonus will be paid unless the growth in earnings per share is at least 5%. The maximum bonus award of 200% of target will be paid if growth in earnings per share is 40% or more. The "target" bonus award with respect to Arthur Hershaft is 75% of base salary.

LONG-TERM INCENTIVES

     The Company has also established a Stock Option Plan, pursuant to which stock options are awarded by the Committee periodically to executive officers. The Stock Option Plan is designed to encourage executives to acquire an equity interest in the Company, and thereby aligning their long-term financial interests with those of the shareholders. In January 1996, the Committee authorized a grant to Arthur Hershaft of 25,000 options to purchase a like number of shares of the Company's Common Stock at an exercise price of $12.375 per share with respect to 3,257 of such options (non-qualified stock options) and an exercise price of $13.61 per share (110% of the closing market price on the date of grant) with respect to 21,743 of such options. The Committee believes this grant to be consistent with its compensation policies by encouraging performance which contributes to the overall profitability of the Company and which increases the price of the Company's Common Stock.

     Submitted March 1, 1996 by the members of the Compensation Committee.

                            David McKinney, Chairman
                                 Robert Laidlaw
                                Walter Williams

PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Composite Index ("S&P 500") and (c) the total return on a selected peer group index (the "1995 Peer Group"). The S&P 500 has been selected as the required broad entity market index. The 1995 Peer Group is an index weighted by the relative market capitalization of the following ten companies which were selected for being in related industries to the Company's (product identification, bar-code, apparel, textile, and printing), for having revenues between $50 and $700 million in their most recently reported fiscal years and for having 5 year compound annual revenue growth of at least 10%. The ten are: W.H. Brady Co.; Cadmus Communications Corp.; Checkpoint Systems,

Inc.; Merrill Corporation; Sealright Co., Inc.; Sensormatic Electronics Corp.; Shorewood Packaging Corporation; Symbol Technologies Inc.; Telxon Corp.; and Texfi Industries Inc.

     The exhibit below assumes that $100 had been invested in each of Paxar Corporation, the S&P 500, and the 10-member 1995 Peer Group on December 31, 1990.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                 PAXAR CORPORATION, S&P 500 INDEX & PEER GROUP


      MEASUREMENT PERIOD          PAXAR             S&P 500    95 PEER GROUP
    (FISCAL YEAR COVERED)      CORPORATION          INDEX         INDEX
         1991                    239.14             130.48        164.38
         1992                    659.11             140.46        158.91
         1993                    642.34             154.52        203.19
         1994                    530.86             156.66        244.58
         1995                    879.23             215.54        231.01

     The immediately preceding sections entitled "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission (the "Commission"), will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

                              CERTAIN TRANSACTIONS

     The Company leases one plant located in Sayre, Pennsylvania from certain present and former principals of the Company and certain of their heirs at an annual rental of $108,000. Management believes that the terms of this lease is no less favorable to the Company than the terms obtainable from non-affiliated persons.


     On December 16, 1986, Arthur Hershaft and the Company entered into an employment agreement which is in the final year of a ten year term. The agreement will be automatically renewed annually unless either the Company or Mr. Hershaft elect to terminate it. Under the agreement, Mr. Hershaft receives annual increases in fixed compensation equal to the percentage increase in the Consumer Price Index. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1996 will be $357,618. The agreement further provides that the Company will maintain a $1,000,000 life insurance policy on Mr. Hershaft's life, which requirement Mr. Hershaft has waived, and maintain disability insurance for the benefit of Mr. Hershaft which will pay him $150,000 per annum in the event of permanent disability. Mr. Hershaft may resign as an employee and become a consultant to the Company following the conclusion of the term of the agreement. In such event, Mr. Hershaft will be entitled to receive annual compensation of $150,000 for each year prior to his 65th birthday and $250,000 following his 65th birthday. In the event there is a change in control of the

Company Mr. Hershaft will be entitled, upon such change of control, to terminate his employment and receive a multiple of his compensation under the agreement.


     Arthur Hershaft and Fred Hershaft are parties to a Shareholders Agreement, as amended, whereby they each granted the other rights of first refusal on future sales of Common Stock of the Company owned by them so long as such persons own any shares.



     On February 13, 1989, Victor Hershaft and the Company entered into an employment agreement which is in the second year of its four year renewal term. Thereafter, the contract is automatically renewable annually unless either the Company or Mr. Hershaft elects to terminate it. Mr. Hershaft receives annual increases in salary equal to the greater of (i) the average of the percentage increase of fixed compensation of the three most senior executive officers of the Company granted during the year then ended or (ii) five (5%) percent of Mr. Hershaft's fixed compensation. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1996 will be $310,827. The agreement further provides that the Company will maintain a $200,000 life insurance policy on Mr. Hershaft's life, payable to beneficiaries named by Mr. Hershaft and maintain disability insurance for the benefit of Mr. Hershaft which will pay him $150,000 per annum in the event of permanent disability. Mr. Hershaft may resign as an active employee and become a manufacturer's representative for the Company at the expiration of the agreement. In the event there is a change in control of the Company Mr. Hershaft will be entitled, upon such change of control, to terminate his employment and receive a multiple of his compensation under the employment agreement.


     The law firm of Snow Becker Krauss P.C., of which Jack Becker is a principal, serves as general counsel to the Company.


     The Company has procured Directors and Officers' liability insurance from Royal Indemnity Company under a contract dated March 1, 1996 at an aggregate annual premium of $43,500. The policies insure the Company and the Directors and Officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law.


     In December 1989, Arthur Hershaft and the Company entered into an agreement, as amended, providing for restrictions on the transfer by Mr. Hershaft, or by his relatives or legal representatives, of the issued and outstanding Common Stock of the Company held by Mr. Hershaft. The agreement generally prohibits Mr. Hershaft from selling or otherwise encumbering or disposing of his Common Stock unless he first offers the shares in writing for sale to the Company at a price equal to the market value of the shares, or, if Mr. Hershaft receives an offer from a third party to purchase all or a portion of his Common Stock, at a price per share equal to the price offered by the third party. The agreement permits Mr. Hershaft to make specified annual gifts and pledges of his shares. In addition, the agreement permits Mr. Hershaft to transfer Common Stock to members of his family or a charitable trust maintained by him, provided that any such permitted transferees enters into an agreement with the Company on the same terms as Mr. Hershaft's December 1989 agreement. The agreement also allows Mr. Hershaft the following rights: (i) to sell Common Stock on the open market in quantities permissible under Rule 144 promulgated by the Securities and Exchange Commission; and (ii) to sell Common Stock pursuant to a merger or other corporate reorganization approved by the Company's Board of Directors, provided that the same transaction is offered to at least the holders of a majority of the Company's then outstanding shares of Common Stock.

     In the event of the death of Mr. Hershaft, the December 1989 agreement, as amended, also requires the Company to purchase and the executor or administrator of Mr. Hershaft's estate to sell (i) all of the shares of Common Stock owned by the estate, if the total market value of such shares shall be $5,000,000 or less, or (ii) the number of shares of a market value of $5,000,000, if the total valuation of all of the Common Stock owned by Mr. Hershaft's estate shall be more than $5,000,000. Under the agreement, the Company agreed to procure life insurance on the life of Mr. Hershaft in the aggregate amount of $5,000,000 to provide funds necessary to purchase Common Stock, as required upon his death. If less than all of the Common Stock held by Mr. Hershaft's estate is sold to the Company upon his death, the Company shall have the right, once during each twelve-month period after closing of the purchase of Common Stock for the estate, to purchase additional Common Stock for the estate in amounts equal to the lesser of up to 30,000 shares or such number of shares as shall have an aggregate market value of $350,000. The beneficiaries of Mr. Hershaft's estate will be bound by the terms of the agreement.

     On January 24, 1996, the Company granted 12,500 incentive stock options exercisable at $12.375 per share to Victor Hershaft, a Director and President of the Company, and 12,000 to Jack Plaxe, the Company's Vice President and Chief Financial Officer. Twenty-five percent of such options became exercisable on the first anniversary of the date such options were granted. Thereafter an additional twenty-five percent becomes exercisable on each succeeding anniversary. Once vested, the options remain exercisable until January 23, 2006.


     On January 24, 1996, the Company granted 21,743 incentive stock options to Arthur Hershaft, the Company's Chief Executive Officer. Such options are exercisable at a price of $13.61 per share for a period of five years. In addition, on January 24, 1996, the Company granted 3,257 options to Arthur Hershaft which are exercisable at a price of $12.375 for a period of ten years.


     On April 25, 1995, the Company granted an aggregate of 27,342 options (3,906 each) to the following of the Company's Directors: David McKinney, Robert Laidlaw, Jack Becker, Sidney Merians, Walter Williams, Robert Puopolo and Thomas Loemker. Such options are exercisable at $12.00 per share for a period of ten years and were granted in connection with service on the Company's Board of Directors. See "Executive Compensation -- Compensation of Directors."

     On January 25, 1996, the Company granted 5,000 options to Leo Benatar, a Director of the Company. Such options are exercisable at $11.875 per share for a period of ten years and were granted in connection with joining the Company's Board of Directors. See "Executive Compensation -- Compensation of Directors."

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and persons who own more than ten-percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1995 through December 31, 1995, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented at the Company's next Annual Meeting must be received by the Company no later than December 23, 1996 in order for them to be included in the proxy statement and form of proxy relating to that meeting.


                           ANNUAL REPORT ON FORM 10-K



     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Jack Plaxe, the Company's Secretary, PAXAR Corporation, 105 Corporate Park Drive, White Plains, New York 10604.


                                          By Order of the Board of Directors

                                          Jack Plaxe,
                                          Secretary


White Plains, New York

March 28, 1996

                                                                       EXHIBIT A

                  CERTIFICATE OF AMENDMENT OF THE CERTIFICATE
                              OF INCORPORATION OF
                               PAXAR CORPORATION
            --------------------------------------------------------

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
            --------------------------------------------------------

     1. The name of the Corporation is PAXAR Corporation. The Corporation was formed under the name Vatco Fabric Label Corporation.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State on February 21, 1946.

     3. The Amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to increase the number of shares from 35,000,000, 30,000,000 of which are common shares, $.10 par value, and 5,000,000 of which are preferred shares, $.01 par value, to 105,000,000, 100,000,000 of which shall be common shares, $.10 par value, and 5,000,000 of which shall be preferred shares, $.01 par value.

     4. To accomplish the foregoing, the first paragraph of Article THIRD of the Certificate of Incorporation which refers to shares is hereby amended as follows:

     "THIRD: The total number of shares which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which Five Million (5,000,000) shares of the par value of one cent ($.01) each, are to be of a class designated Preferred Shares and One Hundred Million (100,000,000) shares, of the par value of ten cents ($.10) each, are to be of a class designated Common Shares."

     5. The Amendment to the Certificate of Incorporation was authorized by vote of the board of directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.


     IN WITNESS WHEREOF, this Certificate has been subscribed the 24th day of April, 1996 by the undersigned who affirm that the statements made herein are true under penalty of perjury.


                                          --------------------------------------
                                          Arthur Hershaft, Chief Executive
                                          Officer

                                          --------------------------------------
                                          Jack R. Plaxe, Secretary

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               PAXAR CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of PAXAR Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 28, 1996, and hereby appoints Arthur Hershaft and Jack R. Plaxe, and each of them, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of PAXAR Corporation, to be held on April 24, 1996 at 9:30 a.m., at the Intercontinental Hotel, 111 East 48th Street, New York, New York 10017, and any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



                                             PLEASE MARK YOUR VOTE AS THIS  /X/


1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

(INSTRUCTIONS: TO WITHHOLD AUTHORITY to vote for any individual nominee, strike line through or otherwise strike out this name below)

Arthur Hershaft, Sidney Merians, Thomas Loemker, Robert Puopolo and Walter Williams

                 FOR                                 WITHHOLD AUTHORITY
       all nominees listed below           to vote for all nominees listed below
                  / /                                       / /


2. To act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of authorized Common Stock to 100,000,000.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /


3. To ratify the appointment of Arthur Anderson LLP, as the Company's independent auditors for the year ending December 31, 1995.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /

4. Upon such other matters as may properly come before the meeting or any adjournment thereof.

                 FOR                AGAINST             ABSTAIN
                 / /                  / /                 / /

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted for the election of directors, for the adoption of Proposals 2 and 3, and as said proxies shall deem advisable on such other business as may come before the meeting.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

Date __________________, 1996

-----------------------------------------------------------------
Signature(s) of Stockholder(s)

NOTE: (This proxy should be marked, dated and signed by the shareholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.)

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.